EXHIBIT 1.1

                          SLC Student Loan Trust 2006-1

                                 $2,252,500,000

                         Student Loan Asset-Backed Notes

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                   June 22, 2006

Citigroup Global Markets Inc.,
   as representative of the Underwriters
     listed on Schedule A hereto
388 Greenwich Street, 19th Floor
New York, New York 10013

Ladies and Gentlemen:

      SLC Student Loan Trust 2006-1, a Delaware statutory trust (the "Company"), proposes to sell to Citigroup Global Markets Inc. (the "Representative") and the other underwriters listed on Schedule A hereto (collectively with the Representative, the "Underwriters"), pursuant to the terms of this Underwriting Agreement (this "Agreement"), $2,252,500,000 aggregate principal amount of its Student Loan Asset-Backed Notes (the "Notes") in the classes and initial principal amounts set forth on Schedule A hereto. Citibank, N.A., a national banking association, will act as eligible lender trustee (in such capacity, the "Eligible Lender Trustee") on behalf of the Company. The Notes will be issued under an Indenture, to be dated as of June 28, 2006 (the "Indenture"), among the Company, the Eligible Lender Trustee, U.S. Bank National Association, as indenture trustee (the "Indenture Trustee"), and Citibank, N.A., as indenture administrator (in such capacity, the "Indenture Administrator"). Upon issuance, the Notes will be secured by, among other things, Trust Student Loans (as defined in the Indenture) pledged to the Indenture Trustee and described in the Prospectus (as defined in Section 3 below). The Trust Student Loans will be serviced by The Student Loan Corporation, a Delaware corporation ("SLC"), pursuant to a Servicing Agreement, to be dated as of June 28, 2006 (the "Servicing Agreement"), between SLC, as Servicer and Administrator, and the Company. SLC will enter into a Subservicing Agreement with Citibank USA, National Association, a national banking association (the "Sub-Servicer"), to be dated as of June 28, 2006 (the "Subservicing Agreement"), pursuant to which the Sub-Servicer will act as subservicer with respect to the Trust Student Loans.

      This Agreement, the Master Terms Purchase Agreement, to be dated as of June 28, 2006 (along with the related Purchase Agreement, the "SLC Sale Agreement"), among SLC, SLC Student Loan Receivables I, Inc. ("SLC Receivables") and the Eligible Lender Trustee, the Master Terms Sale Agreement, to be dated as of June 28, 2006 (along with the related Sale Agreement, the "SLC Receivables Sale Agreement" and, collectively with the SLC Sale Agreement, the "Sale Agreements"), among SLC Receivables, the Company and the Eligible


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Lender Trustee, the Short-Form Trust Agreement, dated as of June 15, 2006, between Wilmington Trust Company, as owner trustee (the "Owner Trustee"), and SLC Receivables, as depositor (in such capacity, the "Depositor"), as amended and restated pursuant to the Amended and Restated Trust Agreement, to be dated as of June 28, 2006 (the "Trust Agreement"), between the Owner Trustee and the Depositor, the Administration Agreement, to be dated as of June 28, 2006 (the "Administration Agreement"), between SLC, as servicer and administrator, and the Company, the Eligible Lender Trust Agreement, to be dated as of June 28, 2006 (the "SLC Receivables Eligible Lender Trust Agreement"), between SLC Receivables and the Eligible Lender Trustee, the Eligible Lender Trust Agreement, to be dated as of June 28, 2006 (the "Company Eligible Lender Trust Agreement" and, collectively with the SLC Receivables Eligible Lender Trust Agreement, the "Eligible Lender Trust Agreement"), between the Company and the Eligible Lender Trustee, the Subadministration Agreement, to be dated as of June 28, 2006 (the "Subadministration Agreement"), between SLC, as administrator, and CitiMortgage, Inc., as sub-administrator (the "Sub-Administrator"), the Servicing Agreement, the Subservicing Agreement, and the Indenture shall collectively hereinafter be referred to as the "Basic Documents".

      Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture or the Prospectus.

      The Company proposes, upon the terms and conditions set forth herein, to sell to each of the Underwriters on the Closing Date (as hereinafter defined) the aggregate principal amount of each class of Notes set forth next to the name of each Underwriter on Schedule A hereto.

      The Company wishes to confirm as follows this Agreement with the Underwriters in connection with the purchase and resale of the Notes.

            1. Agreements to Sell, Purchase and Resell. (a) The Company hereby agrees, subject to all the terms and conditions set forth herein, to sell to each of the Underwriters and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each of the Underwriters, severally and not jointly, agrees to purchase from the Company, such principal amount of each class of the Notes at such respective purchase prices as are set forth next to the name of such Underwriter on Schedule A hereto.

                  (b) It is understood that the Underwriters propose to offer the Notes for sale to the public (which may include selected dealers) as set forth in the Prospectus.

            2. Delivery of the Notes and Payment Therefor. Delivery to the Underwriters of and payment for the Notes shall be made at the office of Cadwalader, Wickersham & Taft LLP, New York, New York, at 12:00 p.m., New York time, on June 28, 2006 (the "Closing Date"). The place of such closing and the Closing Date may be varied by agreement between the Representative and the Company.

      The Notes will be delivered to the Underwriters against payment of the purchase price therefor to the Company in Federal Funds, by wire transfer to an account at a bank acceptable to the Representative, or such other form of payment as to which the parties may agree. Unless


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otherwise agreed to by the Company and the Representative, each class of Notes will be evidenced by a single global security in definitive form deposited with the Indenture Trustee as custodian for The Depository Trust Company ("DTC") and will be registered in the name of Cede & Co. as nominee of DTC. The Notes to be delivered to the Underwriters shall be made available to the Underwriters in New York, New York, for inspection and packaging not later than 11:30 a.m., New York City time, on the business day next preceding the Closing Date.

            3. Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters that:

                  (a) A registration statement on Form S-3 (No. 333-133028)
            including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the Notes and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), has been filed with the Securities and Exchange Commission (the "SEC" or the "Commission") and such registration statement, as amended, has become effective; such registration statement, as amended, and the prospectus relating to the sale of the Notes offered thereby constituting a part thereof, as from time to time amended or supplemented (including the base prospectus, any prospectus supplement (the "Prospectus Supplement") (including static pool information deemed excluded pursuant to Item 1105(d) of Regulation
            AB) filed with the Commission pursuant to Rule 424(b) under the Act, the information deemed to be a part thereof pursuant to Rule 430A(b) under the Act, and the information incorporated by reference therein) are respectively referred to herein as the "Registration Statement," and the "Prospectus," respectively; and the conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement;

                  (b) On the effective date of the Registration Statement, the
            Registration Statement and the Prospectus conformed in all material respects to the requirements of the Act, the rules and regulations of the SEC (the "Rules and Regulations") and the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (the "Trust Indenture Act"), and, except with respect to information omitted pursuant to Rule 430A of the Act, did not include any untrue statement of a material fact or, in the case of the Registration Statement, omit to state any material fact necessary to make the statements therein not misleading and, in the case of the Prospectus, omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and on the date of this Agreement, at the "time of sale" (within the meaning of Rule 159 under the Act, the "Time of Sale") for the first sale of the Notes by the Underwriters, which will occur on June 22, 2006, and on the Closing Date, the Registration Statement, the Disclosure Package (as defined below), and the Prospectus will conform in all material respects to the requirements of the Act, the Rules and Regulations and the Trust Indenture Act, and none of such documents included or will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing does not apply to statements in or omissions from the


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            Registration Statement, the Prospectus or the Disclosure Package, as
            applicable, based upon written information furnished to the Company by the Underwriters, specifically for use therein. As used in this Agreement, the term "Disclosure Package" means, collectively, the initial free writing prospectus dated June 18, 2006 relating to the Notes (the "Initial FWP") and the term sheet dated June 21, 2006
            (the "Term Sheet").

                  (c) The Commission has not issued and, to the best knowledge of the Company, is not threatening to issue any order preventing or suspending the use of the Registration Statement.

                  (d) As of the Closing Date, each consent, approval,
            authorization or order of, or filing with, any court or governmental agency or body which is required to be obtained or made by the Company or its affiliates for the consummation of the transactions contemplated by this Agreement shall have been obtained, except as otherwise provided in the Basic Documents.

                  (e) The Indenture has been duly and validly authorized by the
            Company and, upon its execution and delivery by the Company and assuming due authorization, execution and delivery by the Indenture Trustee, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and the Indenture will conform in all material respects to the description thereof in the Prospectus and the Disclosure Package. The Indenture has been duly qualified under the Trust Indenture Act with respect to the Notes.

                  (f) The Notes have been duly authorized by the Company and the
            Notes to be issued on the Closing Date, when executed by the Company and authenticated by the Indenture Trustee in accordance with the Indenture, and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and the Notes will conform in all material respects to the description thereof in the Prospectus and the Disclosure Package.

                  (g) The Company is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and the Disclosure Package and as conducted on the date hereof, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company.



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

                  (h) Other than as contemplated by this Agreement or as
            disclosed in the Prospectus and the Disclosure Package, there is no broker, finder or other party that is entitled to receive from the Company or any of its affiliates any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

                  (i) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened or contemplated against the Company, or to which the Company or any of its properties is subject, that are not disclosed in the Prospectus and the Disclosure Package and which, if adversely decided, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement and the other Basic Documents or otherwise materially affect the issuance of the Notes or the consummation of the transactions contemplated hereby or by the Basic Documents ("Material Adverse Effect").

                  (j) Neither the offer, sale or delivery of the Notes by the
            Company nor the execution, delivery or performance of this Agreement or the other Basic Documents by the Company, nor the consummation by the Company of the transactions contemplated hereby or thereby (i) requires or will require any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except for compliance with the securities or Blue Sky laws of various jurisdictions, the qualification of the Indenture under the Trust Indenture Act and such other consents, approvals or authorizations as shall have been obtained prior to the Closing Date) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the organizational documents or bylaws of the Company or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, in any material respect, any material agreement, indenture, lease or other instrument to which the Company is a party or by which the Company or any of its properties may be bound, or violates or will violate in any material respect any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of its properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of its properties is subject other than as contemplated by the Basic Documents.

                  (k) The Company has all requisite power and authority to
            execute, deliver and perform its obligations under this Agreement and the other Basic Documents to which it is a party; the execution and delivery of, and the performance by the Company of its obligations under, this Agreement and the other Basic Documents to which it is a party have been duly and validly authorized by the Company and this Agreement and the other Basic Documents have been duly executed and delivered by the Company and constitute the valid and legally binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent


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

            conveyance or other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution hereunder and thereunder may be limited by Federal or state securities laws or principles of public policy.

                  (l) SLC's sale and contribution of Trust Student Loans to SLC
            Receivables and SLC Receivables's sale and contribution of Trust Student Loans to the Eligible Lender Trustee on behalf of the Company as of the applicable sale date described in the Sale Agreements will vest in the Eligible Lender Trustee on behalf of the Company all of the Company's right, title and interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

                  (m) The Company's assignment of the Trust Student Loans to the
            Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

                  (n) The Company is not, nor as a result of the issuance and sale of the Notes as contemplated hereunder will it become, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

                  (o) The representations and warranties made by the Company in any Basic Document to which the Company is a party and made in any Officer's Certificate of the Company will be true and correct at the time made and on and as of the Closing Date.

                  (p) The Depositor is not an "ineligible issuer" (within the meaning of Rule 405 of the Act).

                  (q) The Company filed with the Commission pursuant to Rule
            433(d) under the Act (i) the Initial FWP on June 19, 2006 and (ii) the Term Sheet on June 21, 2006.

            4. Offering by Underwriters.

                  (a) Each Underwriter proposes to offer and/or solicit offers for the Notes to be purchased by it for sale to the public as set forth in the Disclosure Package and in the Prospectus and each Underwriter agrees that all such offers, solicitations and sales by it shall be made in compliance with all applicable laws and regulations. Each Underwriter will enter into a Contract of Sale (within the meaning of Rule 159 under the Act) with an investor only after delivery of the Disclosure Package to such investor. Each Underwriter shall keep sufficient records to document its delivery of the Disclosure Package to each investor prior to the related Contract of Sale.

                  (b) Each Underwriter may prepare and provide to investors
            certain Free Writing Prospectuses (as defined below), subject to the following conditions:



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                  (i) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Act, an Underwriter shall not convey or deliver any Written Communication (as such term is defined in Rule 405 of the Act) to any person in connection with the initial offering of the Notes, unless such Written Communication (i) is made in reliance on Rule 134 under the Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Act,
            (iii) is the Initial FWP or the Term Sheet, or (iv) both (A) constitutes a Free Writing Prospectus used in reliance on Rule 164 and (B) includes only information that is within the definition of either (x) "ABS Informational and Computational Materials" as defined in Item 1100 of Regulation AB or (y) Permitted Additional Materials (as defined herein).

                  (ii) Each Underwriter shall comply with all applicable laws and regulations in connection with the use of Free Writing Prospectuses, including but not limited to Rules 164 and 433 under the Act.

                  (iii) For purposes hereof, "Free Writing Prospectus" shall have the meaning given such term in Rules 405 and 433 under the Act. "Issuer Information" shall mean information included in a Free Writing Prospectus that both (i) is within the types of information specified in clauses (1) to (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform) and (ii) has been either prepared by, or reviewed and approved by, SLC. Information contained in the Disclosure Package shall be deemed to be approved by SLC for purposes of the definition of Issuer Information and consented to for purposes of the definition of Permitted Additional Materials. "Underwriter Derived Information" shall refer to information of the type described in clause (5) of such footnote 271 when prepared by an Underwriter. "Permitted Additional Materials" shall mean information that is not ABS Informational and Computational Materials and (A) that are referred to in Section 4(b)(vi), (B) that constitute price, yield, weighted average life, subscription or allocation information, or a trade confirmation, or
            (C) otherwise with respect to which SLC has provided written consent to the Underwriter to include in a Free Writing Prospectus.

                  (iv) All Free Writing Prospectuses provided to investors,
            whether or not filed with the Commission, shall bear a legend including substantially the following statement:

                   SLC Student Loan Receivables I, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the other documents SLC Student Loan Receivables I, Inc. has filed with the SEC for more complete information about SLC Student Loan Receivables I, Inc. and the offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, SLC Student Loan Receivables I, Inc., any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-831-9146.



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       SLC or the Representative shall have the right to require additional specific legends or notations to appear on any Free Writing Prospectus, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein with the approval of, in the case of SLC, the Representative and, in the case of the Representative, SLC (which in either case shall not be unreasonably withheld).

                  (v) Each Underwriter shall deliver to SLC and its counsel
            prior to the proposed date of first use thereof (i) any Free Writing Prospectus prepared by that Underwriter that contains any Issuer Information (other than a Free Writing Prospectus that contains only preliminary terms of the Notes) and (ii) any Free Writing Prospectus prepared by that Underwriter that contains only a description of the final terms of the Notes after such terms have been established for all classes of Notes. Notwithstanding the foregoing, the Underwriter shall not be required to deliver any Free Writing Prospectus to SLC to the extent that it does not contain substantive changes from or additions to any Free Writing Prospectus previously approved by SLC.

                  (vi) Subject to the following sentence, all information
            provided by any Underwriter to Bloomberg or Intex or similar entities to the extent constituting a Free Writing Prospectus, shall be deemed for all purposes hereof to be a Free Writing Prospectus. Each Underwriter may send the information contained in Bloomberg screens and Intex, cdi files to potential investors in the Notes. In connection therewith, the Underwriter agrees that it shall not provide any information constituting Issuer Information through the foregoing media unless that information is or will be contained either in the Initial FWP or in a Free Writing Prospectus delivered in compliance with Section 4(b)(v), above.

                  (c) Each Underwriter covenants with SLC that after the
            Prospectus is available such Underwriter shall not distribute any written information concerning the Notes to an investor unless such information is preceded or accompanied by the Prospectus or by notice to the investor that the Prospectus is available for free by visiting EDGAR on the SEC website at www.sec.gov. The use of written information in accordance with the preceding sentence is not a Free Writing Prospectus and is not otherwise restricted or governed in any way by this Agreement.

                  (d) (i) Each Underwriter shall file with the Commission any
            Free Writing Prospectus prepared by such Underwriter that has been distributed by such Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination no later than the date of first use; provided that, if that Free Writing Prospectus contains only information of a type included within the definition of ABS Informational and Computational Materials then such filing shall be made within the later of (x) two business days after the Underwriter first provides this information to investors and (y) the date upon which the Depositor is required to file the Prospectus Supplement with the Commission pursuant to Rule 424(b)(5) under the Act; provided further, that no Underwriter shall be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to information included (including through

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            incorporation by reference) in a prospectus or Free Writing
            Prospectus previously filed with the Commission.

                        (ii) With the Depositor's consent, each Underwriter may
                  deliver to the Depositor and the Company, not less than one business day prior to the required date of filing thereof, all information included in a Free Writing Prospectus prepared by such Underwriter required to be filed with the Commission pursuant to Section 4(d)(i) above. Upon timely receipt by the Depositor and the Company of such information, such Underwriter's obligations pursuant to Section 4(d)(i) above shall be deemed satisfied.

            (e) Each Underwriter further agrees that (i) if the Prospectus is not delivered with or preceding delivery of the confirmation in reliance on Rule 172, it will include in every confirmation sent out the notice required by Rule 173 informing the investor that the sale was made pursuant to the Registration Statement and that the investor may request a copy of the Prospectus from such Underwriter; (ii) if a paper copy of the Prospectus is requested by a person who receives a confirmation, such Underwriter shall deliver a paper copy of such Prospectus; (iii) if an electronic copy of the Prospectus is delivered by an Underwriter for any purpose such copy shall be the same electronic file containing the prospectus in the identical form transmitted electronically to such Underwriter by or on behalf of SLC specifically for use by such Underwriter pursuant to this Section 4(e). Each Underwriter further agrees that (i) if it delivers to an investor the Prospectus in .pdf format, upon such Underwriter's receipt of a request from the investor within the period for which delivery of the Prospectus is required, such Underwriter will promptly deliver or cause to be delivered to the investor, without charge, a paper copy of the Prospectus and (ii) it will provide to SLC any Free Writing Prospectuses, or portions thereof, prepared by it which SLC is required to file with the Commission in electronic format and will use reasonable efforts to provide to SLC such Free Writing Prospectuses, or portions thereof, in either Microsoft Word(R) or Microsoft Excel(R) format and not in .pdf format, except to the extent that SLC, in its sole discretion, waives such requirements.

            (f) Each Underwriter shall maintain written or electronic records of the time and manner that any disclosure materials (including the Prospectus, Prospectus Supplement, Initial FWP, Term Sheet or any Free Writing Prospectus) were conveyed to investors at or prior to the Time of Sale to the extent required by the Act. In addition, each of the Underwriters and SLC shall, for a period of at least (3) three years after the date hereof, maintain written and/or electronic records of any Free Writing Prospectus used to the extent not filed with the Commission.

            5. Agreements of the Company. The Company agrees with each of the Underwriters as follows:

            (a) The Company will prepare a supplement to the Prospectus setting forth the amount of the Notes covered thereby and the terms thereof not otherwise specified in the Prospectus, the price at which the Notes are to be purchased by the Underwriters, either the initial public offering price or the method by which the price at


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      which the Notes are to be sold will be determined, the selling concessions and reallowances, if any, and such other information as the Underwriters and the Company deem appropriate in connection with the offering of the Notes, and the Company will timely file such supplement to the prospectus with the SEC pursuant to Rule 424(b) under the Act, but the Company will not file any amendments to the Registration Statement as in effect with respect to the Notes or any amendments or supplements to the Prospectus, or any Free Writing Prospectus to the extent required by Rule 433(d) under the Act, unless it shall first have delivered copies of such amendments, supplements or Free Writing Prospectus to the Underwriters, with reasonable opportunity to comment on such proposed amendment or supplement, or if the Underwriters shall have reasonably objected thereto promptly after receipt thereof; the Company will immediately advise the Underwriters or the Underwriters' counsel (i) when notice is received from the SEC that any post-effective amendment to the Registration Statement has become or will become effective and (ii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Notes or of any proceedings or examinations that may lead to such an order or communication, whether by or of the SEC or any authority administering any state securities or Blue Sky law, as soon as the Company is advised thereof, and will use its best efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued. The Company will comply with the requirements applicable to any "issuer free writing prospectus" (as defined in Rule 433 (h)(1) under the Act), including timely filing with the Commission, retention where required and legending. The Company will timely file with the Commission any Free Writing Prospectus relating to information delivered by an Underwriter to the Depositor and the Company in accordance with Section 4(d)(ii) of this Agreement (each such Free Writing Prospectus, an "Assumed Free Writing Prospectus").

            (b) If, at any time following the issuance of an "issuer free writing prospectus" or when the Prospectus relating to the Notes is required to be delivered under the Act, any event occurred or occurs as a result of which such "issuer free writing prospectus" would conflict with the information in the Registration Statement or the Prospectus, or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Company promptly will notify the Representative of such event and will promptly prepare and file with the SEC, at its own expense, an "issuer free writing prospectus" or an amendment or supplement to such Prospectus that will correct such statement or omission or an amendment that will effect such compliance. Neither the Representative's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 8 hereof.

            (c) The Company will immediately inform the Underwriters (i) of the receipt by the Company of any communication from the SEC or any state securities authority concerning the offering or sale of the Notes and (ii) of the commencement of any lawsuit or proceeding to which the Company is a party relating to the offering or sale of the Notes.

            (d) The Company will furnish to the Underwriters, without charge, copies of the Registration Statement (including all documents and exhibits thereto or incorporated by reference therein), the Prospectus, the Disclosure Package and all amendments and supplements to such documents relating to the Notes, in each case in such quantities as the Underwriters may reasonably request.

            (e) The Company will cooperate with the Underwriters in listing the Class A Notes on the Irish Stock Exchange.

            (f) The Company will cooperate with the Underwriters and with their counsel in connection with the qualification of, or procurement of exemptions with respect to, the Notes for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as the Underwriters may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification or exemptions; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

            (g) The Company consents to the use, in accordance with the securities or Blue Sky laws of such jurisdictions in which the Notes are offered by the Underwriters and by dealers, of the Disclosure Package and of the Prospectus furnished by the Company.

            (h) To the extent, if any, that the rating or ratings provided with respect to the Notes by the rating agency or agencies that initially rate the Notes is conditional upon the furnishing of documents or the taking of any other reasonable actions by the Company, the Company shall cause to be furnished such documents and such other actions to be taken.

            (i) So long as any of the Notes are outstanding, the Company will furnish to the Underwriters (i) as soon as available, a copy of each document relating to the Notes required to be filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any order of the SEC thereunder, and (ii) such other information concerning the Company as the Underwriters may request from time to time.

            (j) If this Agreement shall terminate or shall be terminated after execution and delivery pursuant to any provisions hereof (otherwise than by notice given by the Representative terminating this Agreement pursuant to Section 10 or Section 11 hereof) or if this Agreement shall be terminated by the Representative because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket expenses (including fees and expenses of their counsel) reasonably incurred by it in connection herewith, but without any further obligation on the part of the Company for loss of profits or otherwise.

            (k) The net proceeds from the sale of the Notes hereunder will be applied substantially in accordance with the descriptions set forth in the Prospectus and the Disclosure Package.

            (l) Except as stated in this Agreement, the Disclosure Package and the Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

            (m) For a period from the date of this Agreement until the retirement of the Notes, the Company will deliver to you the annual statements of compliance and the annual independent certified public accountants' reports furnished to the Indenture Trustee or the Company pursuant to the Servicing Agreement as soon as such statements and reports are furnished to the Indenture Trustee or the Company.

            (n) On or before the Closing Date, the Company shall mark its accounting and other records, if any, relating to the Trust Student Loans and shall cause the Servicer, SLC and SLC Receivables to mark their respective computer records relating to the Trust Student Loans to show the absolute ownership by the Indenture Trustee, as eligible lender of, and the interest of the Company in, the initial Trust Student Loans, and the Company shall not take, or shall not permit any other person to take, any action inconsistent with the ownership of, and the interest of the Company in, the Trust Student Loans, other than as permitted by the Basic Documents

            (o) For the period beginning on the date of this Agreement and ending 90 days hereafter, none of the Company and any entity affiliated, directly or indirectly, with the Company will, without the prior written notice to the Underwriters, offer to sell or sell notes (other than the Notes) collateralized by FFELP Loans; provided, however, that this shall not be construed to prevent the sale of FFELP Loans by the Company or any entity affiliated, directly or indirectly, with the Company.

            (p) If, at the time the Registration Statement became effective, any information shall have been omitted therefrom in reliance upon Rule 430A under the 1933 Act, then, immediately following the execution of this Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) under the 1933 Act, copies of an amended Prospectus containing all information so omitted.

            (q) As soon as practicable, but not later than 16 months after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and (iii) the date of the Company's most recent Annual Report or Form 10-K filed with the Commission prior to the date of this Agreement, which will satisfy the provisions of Section 11(a) of the Act.

            6. Representations and Warranties of the Underwriters. Each of the Underwriters, severally and not jointly, hereby represents and warrants to and agrees with SLC that:

            (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services Markets Act 2000 (the "FSMA")), received by it in connection with the issue or sale of the Notes in circumstances in which section 21(1) of the FSMA does not apply to the Company; and

            (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

            7. Indemnification and Contribution. (a) Each of the Company and SLC jointly and severally agrees to indemnify and hold harmless each of the Underwriters and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (or actions in respect thereof) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Disclosure Package or in any amendment or supplement thereto or any Issuer Information contained in a Free Writing Prospectus permitted under this Agreement, in each case, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability, or action as such expenses are incurred, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to an Underwriter furnished in writing to the Company or SLC by or on behalf of such Underwriter through the Representative expressly for use therein, it being understood that the only such information furnished by any Underwriter consists of the information described as such in Section 12 of this Agreement. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

            (b) Each of the Company and SLC jointly and severally agrees to indemnify and hold harmless each of the Underwriters and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any losses, claims, damages, liabilities and expenses (or actions in respect thereof) arising out of or based upon failure of the Depositor, in its capacity as the depositor of the Company, to maintain its status as an eligible issuer within the meaning of Rule 405 under the Act as of the date hereof or as of the time set forth in Rule 164(h)(2) of the Act or its failure to timely file, pursuant to Rule 433 under the Act, any "issuer free writing prospectus" or Assumed Free Writing Prospectus with the Commission and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

            (c) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company and SLC and its respective trustees, directors and officers, and any person who controls the Company or SLC within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the indemnity from the Company and SLC to the Underwriters set forth in paragraph (a) hereof, but only (i) with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus, the Disclosure Package or any amendment or supplement thereto, it being understood that the only such information furnished by any Underwriter consists of the information described as such in Section 12 of this Agreement and (ii) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Free Writing Prospectus (as defined in Rule 405 under the Act) not constituting an "issuer free writing prospectus" (as defined in Rule 433 (h)(1) under the Act) and used by such indemnifying Underwriter, or arising out of or based upon any omission or alleged omission to state therein a material fact necessary in order to make the statements therein not misleading (except to the extent such untrue statement or omission or alleged untrue statement or omission in such Free Writing Prospectus (x) is based upon or results from errors, mistakes or omissions in information provided by the Company or SLC to the Underwritings or (y) is contained in the Registration Statement, the Disclosure Package or the Prospectus. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

            (d) If any action, suit or proceeding shall be brought against any person in respect of which indemnity may be sought pursuant to Section 7(a), 7(b) or 7(c), such person (the "indemnified party") shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party is materially prejudiced by such omission. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). The applicable Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Underwriter or such controlling person and the indemnifying parties and the Underwriter or such controlling person shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to or in conflict with those available to the indemnifying parties and in the reasonable judgment of such counsel it is advisable for the Underwriter or such controlling person to employ separate counsel (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Underwriter or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for each Underwriter and controlling persons not having actual or potential differing interests with such Underwriter or among themselves, which firm shall be designated in writing by such Underwriter, and that all such fees and expenses shall be reimbursed on a monthly basis as provided in paragraph (a) hereof. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of an indemnified party.

            (e) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and SLC on the one hand and the applicable Underwriter on the other hand from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and SLC on the one hand and the applicable Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and SLC on the one hand and an Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company and SLC bear to the total underwriting discounts and commissions received by such Underwriter. The relative fault of the Company and SLC on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and SLC on the one hand or by an Underwriter on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (f) The Company, SLC and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total Underwriting discounts and commissions received by such Underwriter with respect to the Notes underwritten by it exceed the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph (e) to contribute are several in proportion to their respective underwriting obligation.

            (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this
      Section 7 and the representations and warranties of the Company and the Underwriters set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriters, the Company, SLC or any person controlling any of them or their respective directors or officers, (ii) acceptance of any Notes and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Underwriters, the Company, SLC or any person controlling any of them or their respective directors or officers, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

            8. Conditions of the Underwriters' Obligations. The obligations of the Underwriters to purchase the Notes hereunder are subject to the following conditions precedent:

            (a) All actions required to be taken and all filings required to be made by the Company under the Act prior to the sale of the Notes shall have been duly taken or made. At and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission.

            (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company, SLC, SLC Receivables, the Servicer or the Sub-

      Servicer not contemplated by the Registration Statement, which in the opinion of the Representative, would materially adversely affect the market for the Notes, (ii) any downgrading in the rating of any debt securities of the Company, SLC, SLC Receivables, the Servicer or the Sub-Servicer by any nationally recognized statistical rating organization or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company, SLC, SLC Receivables, the Servicer or the Sub-Servicer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), or (iii) any event or development which makes any statement made in the Registration Statement, Disclosure Package or Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the filing of any amendment to or change in the Registration Statement, Disclosure Package or Prospectus in order to state a material fact required by any law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Registration Statement, Disclosure Package or Prospectus to reflect such event or development would, in the opinion of the Representative, materially adversely affect the market for the Notes.

            (c) You shall have received an opinion addressed to you of Cadwalader, Wickersham & Taft LLP, or other counsel satisfactory to you, dated the Closing Date, in form and substance satisfactory to you and your counsel with respect to the status of the Company, to each of the Sale Agreements, the Servicing Agreement, the Administration Agreement, the Company Eligible Lender Trust Agreement, the Indenture, the Trust Agreement, and this Agreement and to the validity of the Notes and such related matters as you shall reasonably request. In addition, you shall have received an opinion addressed to you of Cadwalader, Wickersham & Taft LLP, in its capacity as counsel for the Company, in form and substance satisfactory to you and your counsel, concerning "true sale," "non-consolidation" and "first perfected security interest" and certain other issues with respect to the transfer of the Trust Student Loans from the SLC to SLC Receivables, SLC Receivables to the Company and from the Company to the Indenture Trustee.

            (d) You shall have received an opinion addressed to you of Cadwalader, Wickersham &Taft LLP, in its capacity as counsel for the Company, dated the Closing Date, in form and substance satisfactory to you and your counsel to the effect that the statements in the Initial FWP and the Prospectus under the headings "Certain U.S. Federal Income Tax Considerations" and "Certain ERISA Considerations", to the extent such statements summarize the material tax consequences and the material consequences under ERISA, respectively, of the purchase, beneficial ownership and disposition of the Notes to holders thereof described therein, are correct in all material respects.

            (e) You shall have received an opinion addressed to you of Cadwalader, Wickersham &Taft LLP, in its capacity as counsel for the Company, dated the Closing Date, in form and substance satisfactory to you and your counsel with respect to the character of the Notes for federal tax purposes.

            (f) You shall have received an opinion addressed to you of Stroock & Stroock & Lavan LLP, in its capacity as Underwriters' Counsel, dated the Closing Date, in form and substance satisfactory to you.

            (g) You shall have received an opinion and disclosure letters addressed to you of Cadwalader, Wickersham &Taft LLP, in its capacity as counsel for the Company, dated the Closing Date in form and substance satisfactory to you and your counsel with respect to the Registration Statement, the Disclosure Package and the Prospectus certain matters arising under the Trust Indenture Act and the 1940 Act.

            (h) You shall have received opinions addressed to you of Cadwalader, Wickersham &Taft LLP or other counsel satisfactory to you in their capacity as counsel to SLC and SLC Receivables, each dated the Closing Date and satisfactory in form and substance to you and your counsel.

            (i) You shall have received an opinion addressed to you of Richards, Layton & Finger, P.A., in its capacity as counsel to the Owner Trustee, dated the Closing Date and in form and substance satisfactory to you and your counsel.

            (j) You shall have received an opinion addressed to you of Thacher, Proffitt & Wood LLP, in its capacity as counsel to the Indenture Trustee, dated the Closing Date and in form and substance satisfactory to you and your counsel, to the effect that:

                  (i) The Indenture Trustee is a national banking association duly organized and validly existing under the laws of the United States.

                  (ii) The Indenture Trustee has the full corporate trust power to accept the office of indenture trustee under the Indenture and to enter into and perform its obligations under the Indenture and each Guarantee Agreement.

                  (iii) The execution and delivery of each of the Indenture and each Guarantee Agreement, and the performance by the Indenture Trustee of its obligations under the Indenture and each Guarantee Agreement, have been duly authorized by all necessary action of the Indenture Trustee and each has been duly executed and delivered by the Indenture Trustee.

                  (iv) The Indenture and each Guarantee Agreement constitute valid and binding obligations of the Indenture Trustee enforceable against the Indenture Trustee.

                  (v) The execution and delivery by the Indenture Trustee of the
            Indenture and each Guarantee Agreement do not require any consent, approval or authorization of, or any registration or filing with, any state or United States Federal governmental authority.

                  (vi) Each of the Notes has been duly authenticated by the
            Indenture Trustee.

                  (vii) Neither the consummation by the Indenture Trustee of the transactions contemplated in the Indenture and each Guarantee Agreement nor the fulfillment of the terms thereof by the Indenture Trustee will conflict with, result in a breach or violation of, or constitute a default under any law or the charter, by-laws or other organizational documents of the Indenture Trustee or the terms of any indenture or other agreement or instrument known to such counsel and to which the Indenture Trustee or any of its subsidiaries is a party or is bound or any judgment, order or decree known to such counsel to be applicable to the Indenture Trustee or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Indenture Trustee or any of its subsidiaries.

                  (viii) The Eligible Lender Trustee is an "eligible lender" for purposes of the FFELP Program in its capacity as Indenture Trustee with respect to Trust Student Loans held under the Indenture.

            (k) You shall have received an opinion addressed to you of Thacher, Proffitt & Wood LLP, in its capacity as counsel for the Eligible Lender Trustee and the Indenture Administrator, in form and substance satisfactory to you.

            (l) [Intentionally Omitted]

            (m) You shall have received certificates addressed to you dated the Closing Date of any two of the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of the Sub-Administrator in which such officers shall state that, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of the Sub-Administrator contained in the Subadministration Agreement are true and correct in all material respects, that the Sub-Administrator has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date, (ii) that they have reviewed the Prospectus and the Disclosure Package and that the information therein regarding the Sub-Administrator is fair and accurate in all material respects, and (iii) since the date of the Time of Sale, except as may be disclosed in the Prospectus or the Disclosure Package, no Material Adverse Effect or any development involving a prospective Material Adverse Effect in, or affecting particularly the business or properties of the Sub-Administrator has occurred.

            (n) You shall have received certificates addressed to you dated the Closing Date of any two of the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of SLC, SLC Receivables and the Servicer in which such officers shall state that, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of SLC, SLC Receivables or the Servicer, as the case may be, contained in the respective SLC Sale Agreement, SLC Receivables Sale Agreement, the Servicing Agreement, the Subservicing Agreement, the Administration Agreement and the Subadministration

      Agreement, as applicable, are true and correct in all material respects, that each of SLC, SLC Receivables and the Servicer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date, (ii) that they have reviewed the Prospectus and the Disclosure Package and that the information therein regarding SLC, SLC Receivables or the Servicer, as applicable, is fair and accurate in all material respects, and (iii) as of the date of the Time of Sale, no Material Adverse Effect or any development involving a prospective Material Adverse Effect, in or affecting particularly the business or properties of SLC, SLC Receivables or the Servicer, as applicable, has occurred.

            (o) You shall have received certificates addressed to you dated the Closing Date of any two of the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of the Sub-Servicer in which such officers shall state that, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of the Sub-Servicer contained in the Subservicing Agreement are true and correct in all material respects, that the Sub-Servicer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date, (ii) that they have reviewed the Prospectus and the Disclosure Package and that the information therein regarding the Sub-Servicer is fair and accurate in all material respects, and (iii) since the date of the Time of Sale, except as may be disclosed in the Prospectus or the Disclosure Package, no Material Adverse Effect or any development involving a prospective Material Adverse Effect in, or affecting particularly the business or properties of the Sub-Servicer has occurred.

            (p) You shall have received evidence satisfactory to you that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the office of the Secretary of State of the States of Delaware and New York reflecting the grant of the security interest by the Company in the Trust Student Loans and the proceeds thereof to the Indenture Trustee.

            (q) You shall have received a certificate addressed to you dated the Closing Date from a responsible officer acceptable to you of the Indenture Trustee in form and substance satisfactory to you and your counsel and to which shall be attached each Guarantee Agreement.

            (r) The Underwriters shall have received on the Closing Date from KPMG LLP, accountants to the Company, a letter dated the Closing Date, and in form and substance satisfactory to the Representative, to the effect that they have carried out certain specified procedures, not constituting an audit, with respect to (i) certain information regarding the Trust Student Loans and (ii) the static pool data and setting forth the results of such specified procedures.

            (s) All the representations and warranties of the Company contained in this Agreement and the Basic Documents shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date and the Underwriters shall have received a certificate, dated the Closing Date and signed by an executive officer of the Company to the effect set forth in this Section 8(s) and in Section 8(t) hereof.

            (t) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

            (u) The Underwriters shall have received by instrument dated the Closing Date (at the option of the Representative), in lieu of or in addition to the legal opinions referred to in this Section 8, the right to rely on opinions provided by such counsel and all other counsel under the terms of the Basic Documents.

            (v) You shall have received certificates addressed to you dated the Closing Date of New York State Higher Education Services Corporation, California Student Aid Commission and United Student Aid Funds, Inc. (each, a "Significant Guarantor") to the effect that (i) the information in the Prospectus and the Disclosure Package with respect to the applicable Significant Guarantor does not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements about the Significant Guarantor therein, in the light of the circumstances under which they are made, not misleading, and (ii) there are no proceedings pending or overtly threatened in writing against the Significant Guarantor in any court or before any governmental authority or arbitration board or tribunal, wherein an unfavorable decision, ruling or finding is likely and would materially adversely affect the performance by the Significant Guarantor to carry on its business substantially as now conducted.

            (w) The Class A Notes shall be rated "AAA," "AAA" and "Aaa," respectively, by Fitch, Inc. ("Fitch"), Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service ("Moody's"), the Class B Notes shall be rated "AA+," "AA+" and "Aa1," respectively, by Fitch, S&P and Moody's and that none of Fitch, S&P or Moody's have placed the Notes under surveillance or review with possible negative implications.

            (x) The issuance of the Notes shall not have resulted in a reduction or withdrawal by Fitch, S&P or Moody's of their then current rating of any outstanding securities issued by the Company.

            (y) You shall have received evidence satisfactory to you of the completion of all actions necessary to effect the transfer of the Trust Student Loans as described in the Prospectus and the Disclosure Package and the recordation thereof on SLC's, SLC Receivables' and the Sub-Servicer's computer systems.

            (z) You shall have received such further information, certificates and documents as the Representative may reasonably have requested, and all proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be in all material respects reasonably satisfactory in form and substance to the Representative and its counsel.

            (aa) You shall have received such other opinions, certificates and documents as are required under the Indenture as a condition to the issuance of the Notes.

            The Company will provide or cause to be provided to you such conformed copies of such of the foregoing opinions, notes, letters and documents as you reasonably request.

            9. Expenses. The Company agrees to pay or to otherwise cause the payment of the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction of the Registration Statement, the Prospectus, the Disclosure Package and each amendment or supplement to any of them, this Agreement, and each other Basic Document; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, the Disclosure Package and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Notes; (iii) the preparation, printing, authentication, issuance and delivery of definitive certificates for the Notes; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Notes; (v) qualification of the Indenture under the Trust Indenture Act; (vi) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 3(j) hereof (including the reasonable fees, expenses and disbursements of counsel relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such qualification); (vii) the listing of the Class A Notes on the Irish Stock Exchange; (viii) the fees and disbursements of (A) the Company's counsel, (B) the Underwriters' counsel, (C) the Indenture Trustee and its counsel, (D) the Owner Trustee and its counsel, (E) DTC in connection with the book-entry registration of the Notes, (F) the SEC and (G) KPMG LLP, accountants for the Company and issuer of the Comfort Letter; and (viii) the fees charged by S&P, Fitch and Moody's for rating the Notes.

            10. Effective Date of Agreement. This Agreement shall be deemed effective as of the date first above written upon the execution and delivery hereof by all the parties hereto. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying the Representative, or by the Representative, by notifying the Company.

            Any notice under this Section 10 may be given by telecopy or telephone but shall be subsequently confirmed by letter.

            11. Termination of Agreement. This Agreement shall be subject to termination in the absolute discretion of the Representative, without liability on the part of the Underwriters to the Company, by notice to the Company, if prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable or inadvisable to commence or continue the offering of the Notes on the terms set forth in the Disclosure Package or Prospectus, as applicable, or to enforce contracts for the resale of the Notes by the Underwriters. Notice of such termination may be given to the Company by telecopy or telephone and shall be subsequently confirmed by letter.

            12. Information Furnished by the Underwriters. The statements set forth in the table on the cover (page 1) of the Prospectus Supplement, and in the tables and the third, sixth (second sentence only), seventh (second and third sentences only), tenth, eleventh and twelfth paragraphs under the heading "Underwriting" in the Prospectus Supplement constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3(b) and 7 hereof.

            13. Default by One of the Underwriters. If any of the Underwriters shall fail on the Closing Date to purchase the Notes which it is obligated to purchase hereunder (the "Defaulted Notes"), the remaining Underwriters (the "Non-Defaulting Underwriters") shall have the right, but not the obligation, within one (1) business day thereafter, to make arrangements to purchase all, but not less than all, of the Defaulted Notes upon the terms herein set forth; if, however, the Non-Defaulting Underwriters shall have not completed such arrangements within such one (1) business day period, then this Agreement shall terminate without liability on the part of the Non-Defaulting Underwriters.

            No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

            In the event of any such default which does not result in a termination of this Agreement, the Non-Defaulting Underwriters shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

            14. Absence of Fiduciary Relationship. Each of the Company and SLC acknowledges and agrees that:

            (a) the Underwriters have been retained solely to act as underwriters in connection with the sale of the Notes and agree with the Company and SLC that no fiduciary, advisory or agency relationship between the Company and SLC and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising the Company and SLC on other matters;

            (b) the price of the Notes set forth in this Agreement was established by the Company and SLC following discussions and arms-length negotiations with the Underwriters and the Company and SLC are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

            (c) the Company and SLC have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and SLC and that the Underwriters have no obligation to disclose such interests and transactions to the Company and SLC by virtue of any fiduciary, advisory or agency relationship; and

            (d) the Company and SLC waive, to the fullest extent permitted by law, any claims they may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company and SLC in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or SLC, including members, employees or creditors of the Company or SLC.

            15. Survival of Representations and Warranties. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement or contained in notes of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of the Underwriters, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Notes.

            16. Miscellaneous. Except as otherwise provided in Sections 7, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at 750 Washington Boulevard, 9th Floor, Stamford, Connecticut 06901, Attention: Daniel McHugh, and
(ii) if to the Underwriter, to Citigroup Global Markets Inc., 388 Greenwich Street, 19th Floor, New York, New York 10013, Attention: Mark Weadick.

            This Agreement has been and is made solely for the benefit of the Underwriters, the Company, their respective directors, officers, trustees and controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from an Underwriter of any of the Notes in his status as such purchaser.

            17. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York without giving effect to the choice of laws or conflict of laws principles thereof.

            The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

            This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof or thereof shall have been executed and delivered on behalf of each party hereto.

            Please confirm that the foregoing correctly sets forth the agreement between the Company and the Underwriter.

                                Very truly yours,

                                    SLC STUDENT LOAN TRUST 2006-1

                                    By:  SLC Student Loan Receivables I, Inc.,
                                          as Depositor

                                    By:  /s/  Bradley Svalberg
                                        ----------------------------------------
                                        Name:   Bradley Svalberg
                                        Title:  Treasurer

                                    THE STUDENT LOAN CORPORATION

                                    By:  /s/  Bradley Svalberg
                                        ----------------------------------------
                                        Name:   Bradley Svalberg
                                        Title:  Vice President & Treasurer

Confirmed as of the date first
above mentioned.

CITIGROUP GLOBAL MARKETS INC.,
acting on behalf of itself and as Representative of the Underwriters

By:  /s/  Hing C. Loi
    -------------------
    Name:  Hing C. Loi
    Title: Director

                                               SCHEDULE A
--------------------------------------------------------------------------------------------------------------

                                                           PRICE TO        UNDERWRITING   PROCEEDS TO
                              UNDERWRITER                   PUBLIC           DISCOUNT      DEPOSITOR
--------------------------------------------------------------------------------------------------------------
                                                Merrill
                                                Lynch,
                                                Pierce,
                Citigroup                      Fenner &
              Global Markets     Lehman          Smith
    NOTES          Inc.       Brothers Inc.  Incorporated
--------------------------------------------------------------------------------------------------------------
Class A-1     $123,500,000       $19,000,000    $47,500,000        100%          0.1750%      99.8250%
Class A-2     $271,700,000       $41,800,000   $104,500,000        100%          0.1825%      99.8175%
Class A-3     $143,650,000       $22,100,000    $55,250,000        100%          0.2020%      99.7980%
Class A-4     $293,150,000       $45,100,000   $112,750,000        100%          0.2200%      99.7800%
Class A-5     $287,300,000       $44,200,000   $110,500,000        100%          0.2400%      99.7600%
Class A-6     $300,950,000       $46,300,000   $115,750,000        100%          0.2500%      99.7500%
 Class B       $43,875,000        $6,750,000    $16,875,000        100%          0.3000%      99.7000%
--------------------------------------------------------------------------------------------------------------
  Total     $1,464,125,000      $225,250,000   $563,125,000  $2,252,500,000    $4,954,770   $2,247,545,230